Calculation of Filing Fee Tables
S-8
MYOMO, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, 2018 Stock Option and Incentive Plan	Other	1,538,854	$ 0.7405	$ 1,139,521.37	0.0001381	$ 157.37
Total Offering Amounts:						$ 1,139,521.37		$ 157.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 157.37
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the Registrant's 2018 Stock Option and Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock. (2) Represents an increase of 1,538,854 shares of Common Stock to the number of shares available for issuance under the Plan. Shares available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 10, 2025 (Registration No. 333-285683), August 6, 2024 (Registration No. 333-281315), June 28, 2023 (Registration No. 333-225952), June 12, 2020 (Registration No. 333-239133), March 19, 2020 (Registration No. 333-237288), March 14, 2019 (Registration No. 333-230272) and June 28, 2018 (Registration No. 333-225952). (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant's common stock, as quoted on the NYSE American, on March 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A